James River
COAL COMPANY
And Subsidiaries

Shareholder Update

November 2012



Forward-Looking Statements

Certain statements in this shareholder update and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding market activity related to natural gas and demand for and trends related to metallurgical coal and thermal coal. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; our ability to successfully integrate International Resource Partners LP and its related entities (IRP); governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Agenda

- Opening Comments
- Operations Review
- Market Review
- Miscellaneous

Opening Comments

JamesRiver COAL COMPANY

Summary

- Maintaining a Strong Balance Sheet with Available Liquidity at Sept. 30th of $172 Million
- Through October 12, 2012, Repurchased $61.4 Million of Debt for $23.9 Million (Average of $0.39 on the Dollar)
- Market Views
  - The Thermal Market is in the 8th Inning of Recovery
  - The Met Market is in the 4th Inning of Recovery
  - We Expect Natural Gas to Tighten Through 2013
- Continuing to Manage Production to the Markets

Agenda

- Opening Comments
- Operations Review
- Market Review
- Miscellaneous

Operations Review

Safety and Environmental

Triad	
Freelandville Surface	MSHA District Lowest Injury Rate
Freelandville Underground	MSHA District Lowest Injury Rate
Bledsoe	
Old House Underground	KY OMSL Safest Mine in District
McCoy	
Mine 15	KY OMSL Safest Mine in District
Coal Services	
Laurel Fork Surface	KY DNR Reclamation Award

Operations Review

James River COAL COMPANY

Central Appalachia

- Managed Production to Control Inventories
  - Idled All Kentucky Operations for One Week in July
  - Idled All CAPP Operations for One Day in August
  - Idled One Contract Met Mine
  - Began 40 Hour Work Week at All Kentucky Thermal Operations
- Began Development of the Stacy's Branch Surface Mine
- Began Development of a 1.5 Million Ton Met Mine Which Will Replace Existing Met Mines

Operations Review

James River COAL COMPANY

Midwest

- Continued Matching Production to Shipments
- Completed Upgrade to the Freelandville Prep Plant
- Began Shipments from the Hurricane East Surface Mine

Agenda

- Opening Comments
- Operations Review
- Market Review
- Miscellaneous

Market Review

Metallurgical Coal

Demand

- China Has Bottomed, But It Is Improving From a Very Low Base
- The Rest of the World Is Flat to Down a Little

Supply

- Supply Has Come Off From Australia and the U.S.
- More Supply Needs to Come Off
  - High Cost of Re-Entry is Holding Supply Up

**We Continue to be Cautious,
But the U.S. Economy May Influence Timing**

Market Review

Thermal Coal

- Capacity Factors of Coal Fired Units Are Increasing
- Utilities Continue to Delay Purchasing Decisions Due to:
  - The Election
  - Regulatory and Economic Uncertainty
  - High Inventories
- Actively Engaged in Discussions with Numerous Industrial Customers
- PRB Will Improve First….CAPP Will Lag

As in the Past, We Are Trying to Focus Our Contracting on One Quarter at a Time

Market Review

JamesRiver COAL COMPANY

The Natural Gas Market is Exactly on Track for Recovery

Natural Gas Rig Count



1,606
1,350
850
422
350
Jan 2006
Current

Natural Gas Storage



(Percent Above the 5 Year Average)
60%
40%
20%
0%
Average Price of $4.25/mm BTU
7.1%
Jan 2011
Current

We Expect Natural Gas Markets to Tighten Through 2013

Source: Baker Hughes Weekly Rig Counts, various company presentations and filings and EIA

Agenda

- Opening Comments
- Operations Review
- Market Review
- Miscellaneous

Miscellaneous

James River COAL COMPANY

Total 2012 Debt Repurchases

Principal Amount Repurchased (in 000's)	$61,360
3.125% Convertible Bonds	$25,030
4.5% Convertible Bonds	$31,330
7.875% Senior Notes	$ 5,000
Cash Paid for Purchases (Average of $0.39 on the Dollar)	$ 23,848
Annual GAAP Interest Savings	$ 5,100
Annual Cash Interest Savings	$ 2,586

We Are Considering a New Term Loan or Flexed Revolver to Minimize Impact on Liquidity

Miscellaneous

Upcoming Investor Conferences and Meetings

(Webcast May be Accessed at www.jamesrivercoal.com)

November 14, 2012	Dahlman Rose 3rd Annual Global Metals, Mining & Materials	New York
November 29, 2012	UBS Mini Coal Conference	Boston

4th Quarter Report – Early March, 2013

Question and Answer Session

James River
COAL COMPANY

